EXHIBIT 23




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         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Form S-8 Registration Statement of Security Devices International Inc. (the "Company"), of our report dated February 25, 2008 relating to the financial statements of the Company as of November 30, 2007, which appear in the Annual Report to Stockholders on Form 10-KSB of the Company for the year ended November 30, 2007.

                                                "SCHWARTZ LEVITSKY FELDMAN LLP"


Toronto, Ontario, Canada                                 Chartered Accountants
June 18, 2008                                      Licensed Public Accountants






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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Security Devices International Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 5,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                              HART & TRINEN, L.L.P.



                             By /s/ William T. Hart
                                 William T. Hart


Denver, Colorado
June 17, 2008



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